Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91316, 333-102962, 333-122555, 333-123408, 333-129033 and 333-156783) of Kinder Morgan Management, LLC of our reports dated March 2, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the adoption of FASB Statement No. 160 discussed in Note 8, as to which the date is September 18, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Current Report on Form 8-K, and of our report dated February 23, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the adoption of FASB Statement No. 160 discussed in Note 18, as to which the date is June 10, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting of Kinder Morgan Energy Partners, L.P., which appears in Kinder Morgan Energy Partners, L.P.’s Current Report on Form 8-K, which is included as Annex A in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Houston, Texas
September 18, 2009